UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2014, Ferro Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”). At the 2014 Annual Meeting, shareholders of the Company approved proposals to amend (i) the Company’s Amended and Restated Code of Regulations (the “Regulations”) to provide for the annual election of all directors and (ii) the Company’s Eleventh Amended Articles of Incorporation (the “Articles”) to eliminate cumulative voting in elections of directors. The implementation of these proposals was expressly conditioned upon the approval by the Company’s shareholders of both proposals. Because the Company’s shareholders approved both proposals, the Company has implemented both proposals. The Company has filed the Articles, as amended, with the office of the Ohio Secretary of State and will include a copy as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

Following the 2014 Annual Meeting, the Board of Directors (the “Board”) of the Company also adopted amendments to the Regulations, effective immediately, to revise provisions containing voting or participation requirements that had greater than a simple majority standard that could be lowered under Ohio law, specifically, those with respect to shareholders fixing the number of directors and amending the Regulations by written consent. These amendments were adopted in response to a shareholder proposal presented at the 2014 Annual Meeting, which was approved by the Company’s shareholders, that requested the Board to take action to lower the voting standards contained in its charter documents.

The preceding description of the amendments to the Regulations is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Regulations, as so amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting was held on Friday, April 25, 2014.

The final results of voting on each of the matters submitted to a vote of security holders at the 2014 Annual Meeting are as follows:

1. Shareholders elected each of the following three nominees as a director to serve for a term to expire at the 2015 Annual Meeting of Shareholders of the Company and until his successor has been duly elected and qualified, as set forth below.

	Votes	Votes	Broker	Votes
Name	For	Withheld	Non-Votes	Uncast
Richard J. Hipple	72,767,265	1,868,332	6,567,904	0
Gregory E. Hyland	74,045,879	589,718	6,567,904	0
William B. Lawrence	73,691,714	943,158	6,567,904	724

2. Shareholders approved the conditional proposal to amend the Regulations to provide for the annual election of all directors, as set forth below.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
61,331,991	13,234,499	69,106	6,567,904

3. Shareholders approved the conditional proposal to amend the Articles to eliminate cumulative voting in elections of directors, as set forth below.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
58,610,073	15,869,307	156,216	6,567,904

4. Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as set forth below.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
78,106,470	3,052,219	44,812	0

5. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
71,081,715	3,360,099	193,782	6,567,904

6. Shareholders approved a shareholder proposal requesting the Board to take action to change voting standards contained in the Company’s charter documents to a simple majority voting standard, as set forth below.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
74,151,610	318,306	165,680	6,567,904

Item 8.01	Other Events.

Following the 2014 Annual Meeting, the Board, in accordance with its previously announced intention, appointed Peter T. Thomas as Chairman of the Board and Gregory E. Hyland as Lead Director and Chair of the Board’s Governance & Nomination Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Ferro Corporation Amended and Restated Code of Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:	/s/ Mark H. Duesenberg
Name:	Mark H. Duesenberg
Title:	Vice President, General Counsel and Secretary

May 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ferro Corporation Amended and Restated Code of Regulations.